RACINO ROYALE, INC.
144 Front Street West, Suite 700
Toronto, ON
M5J 2L7
Tel: (416) 216-8659
Fax: (416) 216-1164

K-TRONIK INTERNATIONAL CORP. ANNOUNCES NAME CHANGE AND NEW BUSINES DIRECTION AS “RACINO ROYALE, INC.”

TORONTO, ONTARIO July 5, 2006/MARKETWIRE/ -- Racino Royale, Inc. (OTCBB:RCNR) (the “Company”), formerly K-Tronik International Corp (OTCBB:KTRK), wishes to announce that the Company will henceforth operate under the name RACINO ROYALE, INC., which best reflects management’s current strategic outlook and planning.

The Company intends to focus on the implementation of its business plan focusing on the conduct of horse-races and horseracing track development opportunities.

Further information will be released in the upcoming weeks as available. The name change and new business direction is effective immediately.

Forward-Looking Statements: Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Racino Royale, Inc. has little or no control.

ON BEHALF OF THE BOARD

Racino Royale, Inc.

Per: /s/ Gerry Racicot
Gerry Racicot, Director

Investor Relations Contact: Jason Moretto, Tel: (416) 216-8659 x302
Plan on visiting our new website at www.racinoroyale.com - COMING SOON